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                    COLLABORATIVE RESEARCH AND LICENSE AGREEMENT



                                       AMONG


                             F. HOFFMANN-LA ROCHE LTD,


                               HOFFMANN-LA ROCHE INC.

                                        AND


                           AURORA BIOSCIENCES CORPORATION


                                      1

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This Agreement is entered into as of *** ("Effective Date") by and among
F.Hoffmann-La Roche Ltd, a company organized and existing under the laws of Switzerland and having offices at CH-4070, Basel, Switzerland ("Roche Basel"), Hoffmann-La Roche Inc., a company organized and existing under the laws of New Jersey ("Roche Nutley" collectively, Roche Basel and Roche Nutley are referred to as "Roche"), and Aurora Biosciences Corporation, a Delaware corporation having offices at 11010 Torreyana Road, San Diego, California 92121 ("Aurora").

                                   RECITALS


WHEREAS, Aurora has expertise in the development of screening systems and screening biologies/chemistries used therein; and


WHEREAS, Aurora has the scientific expertise and capacity to undertake the alliance activities described below; and


WHEREAS, Roche desires screen development and services and has the capability to undertake screening and development of drug products for the prevention and treatment of human diseases and disorders.


NOW, THEREFORE, in consideration of the foregoing premises and of the covenants, representations and agreements set forth below, the parties agree as follows:


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1.        DEFINITIONS

As used herein, the following terms shall have the following meanings:


"Accounting Period" means a calendar half commencing respectively on January 1 and July 1, each being the first day of an Accounting Period, and finishing respectively on June 30 and December 31, each being the last day of an Accounting Period.

"Adjusted Gross Sales" shall mean, with respect to Product(s), the gross amount invoiced to non-affiliated Third Parties for arm's length sale of the Product(s) by Roche, its Affiliates, its Licensors, its Licensees or Third Parties otherwise obtaining rights to Products from Roche less deductions of returns (including withdrawals and recalls), rebates (price reductions, including Medicaid and similar types of rebates e.g. chargebacks), volume (quantity) discounts, discounts granted at the time of invoicing actually allowed, sales taxes and other taxes directly linked to and included in such invoice.

"Affiliate" means any corporation, association or other entity, which directly or indirectly controls, is controlled by or is under common control with the party in question. As used herein, the term control shall mean direct or indirect beneficial ownership of more than 50% of the voting or income interest in such corporation or other business entity***.


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"Agreement" means this agreement, together with all appendices, exhibits and schedules hereto, and as the same may be amended or supplemented from time to time hereafter by a written agreement duly executed by authorized representatives of each party hereto.

"Aurora Copyrights" means all copyrights throughout the world Controlled by Aurora.

"Aurora Patent Rights" means the Patent Rights Controlled by Aurora described in Exhibit D attached hereto.

"Aurora Reporter" means any of the reporters described in Exhibit B attached hereto.

"Aurora Target" means ***.

"Aurora Technology" means Technology Controlled by Aurora necessary for Aurora Reporters.

"Collaborative Screen" means ***.

"Collaboration Term" means the period commencing on the Effective Date and ending on the ***Agreement under Section *** or (ii) the later of ***of the Effective Date, (2) ***First ***, if ***, or (3) the ***Year, if ***.


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"Combination Product" means a Product containing a Development Compound and one or more ingredients that are therapeutically active alone or in combination.

"Compound" means ***.

"Confidential Information" means all Information, excluding Information that the receiving party can prove by competent evidence:

          i) is now, or hereafter becomes, through no act or failure to act on the part of the receiving party, generally known or available;

          ii) is known by the receiving party at the time of receiving such information, as evidenced by its records;

          iii) is hereafter furnished to the receiving party without restriction as to disclosure or use by a Third Party lawfully entitled to so furnish same;

          iv) is independently developed by the employees, agents or contractors of the receiving party without the aid, application or use of the disclosing party's Information; or

          v) is the subject of a written permission to disclose provided by the disclosing party; or


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          vi)       is provided by the disclosing party to a Third Party without restriction as to confidentiality.


"Control" or "Controlled" means, with respect to intellectual property, possession by a party of the ability to grant a license or sublicense in accordance with the terms of this Agreement, and without violating the terms of any agreement by such party with any Third Party on the Effective Date.

"Copyrights" means rights that protect expression in a tangible form, such as the U.S. Copyright Laws.

"CPI" Consumer Price Index for Urban Consumers for the United States, using 1999 as the base year.

"CSP" means a program for developing Collaborative Screens.

"CSP Steering Committee" means the committee that is to manage the screen development and validation work required by the CSP.

"CSP Work Plan" means the plan generated by the CSP Steering Committee to guide the actions of the parties in developing a Collaborative Screen.

"Derivative" means ***.


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"Development Compound" means ***.

"Effective Date" means the date defined in the first paragraph of page 1 of this Agreement.

"Exclusivity" means ***.

"FDA" means the United States Food and Drug Administration, or any successor agency having regulatory jurisdiction over the manufacture, distribution and sale of drugs in the United States or its equivalent in any other jurisdiction.

"***Year" means the ***.


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"Hit" means ***.

"IND" means the first to occur of the following: (i) the filing with the FDA of an Investigational New Drug application; or (ii) any corresponding application filed in any Major Country; or (iii) the first administration of a Development Compound into a human subject.

"Information" means all information, data, and materials received by one party from the other party pursuant to this Agreement, and all information, data, and materials developed pursuant to this Agreement, including, without limitation, Technology of each party.

"Initial Period" means ***.

"Internal Research" means ***.

"Invention" means any new and useful process, machine, manufacture, or composition of matter, or improvement thereto, whether or not patentable.


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"Know-How" means information and data which is not generally known to the public, including designs, concepts, algorithms, formulae, software, techniques, practices, processes, methods, knowledge, skill, experience, expertise and technical information.

"Licensee" means a Third Party to whom Roche or its Affiliates grants a license, sublicense or other right to manufacture, use, sell, offer for sale, distribute and/or import one or more Products or Development Compounds.

"Licensor" means a Third Party that grants Roche or its Affiliates a license, sublicense or other right to manufacture, use, sell, offer for sale, distribute and/or import one or more Products or Development Compounds, and has or has obtained the right to sell such Product(s).

"Major Country" means the U.S., Japan, Canada, United Kingdom, France, Germany, Italy, or Spain.

"Manufacturing Cost" means the cost to Aurora and its Affiliates of raw materials, energy, labor (salary and benefits) and reasonable ***in accordance with generally accepted accounting methods consistently applied. If an item is manufactured in whole or in part by a Third Party, the costs to be taken into account shall be the amount paid to such Third Party plus any costs for raw materials, energy, labor (salary and benefits) and reasonable manufacturing overhead charges that are incurred by Aurora in completing the manufacture and delivery.


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"Materials" means any ***.

"NDA" means a new drug application or product license application, as appropriate in a Major Country.

"Net Sales" means, with respect to Product(s), the amount of Adjusted Gross Sales of the Product ***of such Adjusted Gross Sales for those sales related deductions which are not accounted for on a product by product basis (e.g. outward freights, postage charges, transportation insurance, packaging materials for dispatch of goods, custom duties, bad debt, discounts granted later than at the time of invoicing, cash discounts and other direct sales expenses). Such amounts shall be determined from the books and records of Roche maintained in accordance with generally accepted accounting principles ("GAAP") consistently applied.

"Patent Rights" means all U.S. and foreign (including regional authorities such as the European Patent Office) regular or provisional patent applications, including any continuation, continuation-in-part, or division thereof or any substitute application therefor or equivalent thereof, and any patent issuing thereon, including any reissue, reexamination or extension thereof and any confirmation patent or registration patent or patent of additions based on any such patent, and which a party hereto owns or Controls, individually or jointly, any title thereto or rights thereunder.


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"Phase 1" means the first phase of human clinical trials of a drug or biological as required by FDA designed to determine the metabolism and pharmacologic actions of the drug in humans, the side effects associated with increasing doses, and, if possible, to gain early evidence on effectiveness.

"Phase 2" means the second phase of human clinical trials of a drug or biological as required by FDA designed to evaluated the effectiveness of the drug for a particular indication or indications in patients with the disease or condition under study and to determine the common short-term side effects and risks associated with the drug.

"Phase 3" means the third phase of human clinical trials of a drug or biological as required by FDA designed to gather information about the effectiveness and safety that is needed to evaluate the overall benefit-risk relationship of the drug and to provide an adequate basis for physician labeling.

"Product" ***.

"Pre-market Royalty One" ***.

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"Pre-market Royalty Two" means ***.

"Pre-market Royalty Three" ***.

"Pre-market Royalty Four" ***.

"Reuters System" means the average of the last bid and last ask rate of foreign currency exchange for a given day as quoted by Reuters Limited or an equivalent to be mutually agreed to in writing by the parties.

"Roche Copyrights" means all copyrights throughout the world Controlled by Roche.

"Roche Patent Rights" means Patent Rights Controlled by Roche.

"Roche Target" means ***.

"Roche Technology" means Technology Controlled by Roche.

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"Royalty Term" means, in the case of any Product and as to any country, the period of time commencing on the first commercial sale for use or consumption of such Product in such country ***: (i) the date that there ***or (ii) ***after the date of such first commercial sale for use or consumption of such Product in such country.

"Screen Number" means a sequential number given to each Collaborative Screen.

"Second Extended Year" means ***immediately ***Year.

"***.

"***.

"Technology" means Materials and Know-How.

"Term" means the period beginning on the Effective Date and terminating in accordance with this Agreement, as set forth in Section 9.

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"Third Party" means any entity other than Aurora or its Affilates, or Roche or its Affiliates.

"Validation" means CSP Steering Committee approval of a Collaborative Screen as meeting the Validation Criteria.

"Validation Criteria" means the parameters, standards, and results established by the CSP Steering Committee for each Collaboration Screen, which must be met in order for that Collaboration Screen to be validated.

2.        COLLABORATIVE SCREEN PROGRAM

2.1.      Collaborative Screen Program.

The parties will collaborate in the development and validation of Collaborative Screens as part of a CSP during the Collaborative Term. For the Initial Period, Roche and Aurora will collaborate with the intention to develop ***as listed in Exhibit A***, the *** under the terms described in further detail in Section 2.6. The Parties will mutually agree in writing to the nature *** therefore during the ***as outlined in Section 2.1.2 and
Section 2.2.3, respectively.

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2.1.1.    CSP  Steering Committees.

No later than ***after the Effective Date, the parties shall establish a CSP Steering Committee. The mission of the CSP Steering Committee is to manage the screen development and validation work required by the CSP including the selection of Aurora Targets and Roche Targets as provided for under Section
2.1.2. The CSP Steering Committee shall decide on the principle aspects of the CSP, including (a) planning and monitoring of the collaboration, and (b) assigning tasks and responsibilities under the CSP Workplans. The CSP Steering Committee shall consist of ***representatives designated by Roche and ***representatives designated by Aurora. Each representative to the CSP Steering Committee will have one vote resulting in each party having exactly
***.

The CSP Steering Committee will meet no later than ***after the Effective Date and at *** per year at Aurora's facilities in San Diego, or using mutually agreed upon meeting formats including tele- and video-conferencing. On an alternating basis, one party shall promptly prepare and deliver to the members of the CSP Steering Committee minutes in respect thereof, for review and approval of both parties. Decisions in the CSP Steering Committee will be made by ***, at a meeting where all ***representatives are present. Any disagreement that cannot be resolved by ***vote of the CSP Steering Committee shall be referred to the appropriate officers of Aurora and Roche for resolution. If the officers of Aurora and Roche cannot reach resolution on planning and monitoring of the collaboration, and assigning tasks and responsibilities under the CSP Workplans, ***. For all ***outlined in Section ***.


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2.1.2.    ***.

Attached as Exhibit A is a list of ***by Roche for collaborative screen development during the Initial Period. ***potential ***shall be presented by Roche thereafter on a time frame established by the CSP Steering Committee; provided, however, Roche shall provide Aurora with such additional lists, if applicable, *** before the first anniversary of the Effective Date and, if applicable, ***before the second anniversary of the Effective Date.

The ***in Exhibit A and ***thereafter ***to be amenable for ***. At the time Roche provides the ***to Aurora, Roche shall also provide a written proposal describing each ***. No more than ***in Exhibit A or otherwise provided for in this Section 2.1.2 for the ***unless Roche agrees in writing that any such ***. Aurora may reasonably request further information regarding ***. Within ***of first receiving such information, Aurora shall notify Roche in writing that it ***for ***, or ***because Aurora reasonably believes that the *** based on the ***with Aurora's Third Party obligations or if Aurora believes that the development ***information and that provided by Roche, ***. If Aurora ***Roche, Aurora will provide ***work on the ***, to the extent that Aurora does not have to reveal confidential information of a Third Party, waive attorney client privilege or contravene an obligation to a Third Party.
 If Aurora informs Roche *** obligation of Aurora, Roche ***and conditions, if any, that would satisfy ***and if ***negotiations results in a written agreement ***obligations then Aurora ***. The parties agree that ***may not have to provide ***. The CSP Steering Committee will evaluate and ***within ***of Aurora's notification to Roche using a procedure decided in writing by the CSP Steering Committee.


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2.1.3.    ***.

2.1.3.1 CSP Work Plan. The CSP Steering Committee will coordinate the preparation of a CSP Work Plan, which shall set forth the respective responsibilities of the parties for the development of each Collaborative Screen, and which must be approved by the CSP Steering Committee. Each such CSP Work Plan will also contain a description of the specific deliverables and documentation to be produced, the Aurora Technology to be used, the party responsible ***shall be accomplished by the parties, and ***for each Collaborative Screen and whether a screen is a ***.


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2.1.3.2   ***.  The CSP Steering Committee will coordinate screen development
(including the preparation and management of a CSP Work Plan, and the design and approval of ***) for each Collaborative Screen within a time frame set by the CSP Steering Committee that can satisfy the objectives of the CSP
Steering Committee and the partners. Promptly following the approval of each CSP Work Plan, the parties ***under the CSP Work Plan for the development of the applicable Collaborative Screen. All work under a CSP Work Plan shall be performed in accordance with the provisions of this Agreement, and each party will use its reasonable efforts to complete its obligations under the CSP
Work Plan as expeditiously as practicable.

2.1.3.3   Post-Collaboration Term Screen Development.  After the
Collaboration Term, Roche and Aurora agree to negotiate in good faith for access to Aurora Technology and Patent Rights.

2.1.4.    Deployment of Collaborative Screens by Roche.

When Aurora or Roche completes the development of a Collaborative Screen, a written report describing the Collaborative Screen and the data demonstrating compliance with the CSP Work Plan including the Validation Criteria shall be provided by Aurora and Roche to the CSP Steering Committee. The CSP Steering Committee will approve the report and accept each Collaborative Screen according to the Validation Criteria ("Validation") or decide on the additional work, if any, necessary for Validation. ***. Within ***of such Validation for a Collaborative Screen developed by Aurora, Aurora will ship the Collaborative Screen to Roche or a designated Roche Affiliate by means mutually agreed in writing by the parties and will advise the Roche personnel in the use of the Collaborative Screen on its in-house screening operation using the personnel provided for in Section 2.2.2. After the Validation of a


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Collaborative Screen, Roch may request to Aurora in writing, and the parties may agree, that such Collaborative Screen be used to sereen ***.

2.2 Screen Development Resource, Training and Support, Technology Access and Payments. During the Collaborative Term Aurora will provide access to Aurora Technology, Aurora Reporters, Aurora Patent Rights, and Screen Development at Aurora as follows:

2.2.1     Screen Development Resource.

For each year, upon payment by Roche of the funding provided for in Section 2.2.3, Aurora will use reasonable effort and a screen development resource of ***Aurora personnel each of which shall spend at least ***per year to develop the Collaborative Screens ***as provided for in Section 2.1.3.


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2.2.2     ***.

2.2.3. Payments for Technology Access and Support of the Screen Development Resource.

As ***for the screen development resources at Aurora under Sections 2.2.1 and 2.2.2, and access to Aurora Technology to develop Collaborative Screens at Roche, Roche shall *** of which ***shall be payable ***of the Effective Date ***shall be payable ***after the Effective Date, ***. If Roche ***under Section ***, then Roche shall ***to Aurora for each ***the sum of ***adjusted to reflect adjustments to the CPI using 1999 as the base year, paid in two equal installments, at the ***of each ***, for the resources equivalent to those described in Sections 2.2.1 and 2.2.2.; ***Aurora for each ***the *** adjusted to reflect adjustments to the CPI using 1999 as the base year, payable at the beginning date of each ***, for ***personnel each of which shall spend at least ***per year as described in section 2.2.1 and 2.2.2 and an additional amount to be negotiated in good faith by Aurora and Roche for each Collaborative Screen ***, transfer and ***. Such ***upon Validation of
any Collaborative Screen as provided for in Section 2.1.4 ***.   The parties
may agree to increase in the quantity of additional resources and payments required, subject to Aurora's resource availability. For any ***in the resource under Section 2.2.1 and Section 2.2.2 there will be a proportionate increase in payment, adjusted to also reflect adjustments to CPI using 1999 as the base year.


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2.3       Pre-market Royalties and Royalties.

In addition to such payments as are made by Roche to Aurora pursuant to
Section 2.2.3 hereof, the following payments shall be made to Aurora for each Collaborative Screen:

2.3.1 For each Development Compound that reaches the following Pre-market Royalties, Roche will promptly notify Aurora of the same: Pre-market Royalty One, Pre-market Royalty Two, Pre-market Royalty Three, and Pre-market Royalty Four***, Roche will pay Aurora the amount in Exhibit C corresponding to such Pre-market Royalty and the particular Screen Number; ***Development Compound was identified based on the use of ***the amount that Roche will pay for any given Pre-market Royalty for such Development Compound will ***Exhibit C corresponding to such Pre-market Royalty; provided, further, that such Development Compound was not identified based on the use of a Collaborative Screen that was not ***. For example, when a Development Compound for Screen Number ***reaches Pre-market Royalty One, ***; provided, however, if Screen Number ***was a ***, as provided for above, Roche will pay ***. It is understood that for any given ***. It is further understood that for any given Development Compound taken into clinical development, ***. For example, ***.


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2.3.2 Royalties.  With respect to each Product, Roche shall pay a royalty on
***of such Product to a Third Party during the Royalty Term for such Product. The royalty applicable for each Product, is obtained by multiplying the worldwide ***by the royalty rate from Exhibit C corresponding to the highest Screen Number issued during the Collaboration Term; provided, however, if a Product incorporates a Development Compound identified based on the use of a ***the Royalty applicable for such Product will be obtained using ***of the amount in Exhibit C corresponding to such Screen Number. For example, if during Collaboration Term the highest Screen Number issued was ***then the royalty rate would be ***provided, however, if Screen Number ***was a ***, as provided for above, ***the royalty rate ***. The parties agree that for both Pre-Market Royalties and royalties on Products such payments will be owed to Aurora even if Roche or its Affiliates licenses, assigns or otherwise transfers rights to such Hits, Derivatives, Development Compounds or Products to Third Parties.





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2.3.3. Combination Product.  In case of Combination Product, the parties shall meet approximately ***prior to commercial launch of such Combination Product to negotiate in good faith and agree to an appropriate adjustment to ***to reflect the relative significance of the Development Compound and the other pharmaceutically active agent(s) contained in the Combination Product. If, after good faith negotiations (not to exceed ***), the Parties can not agree to an appropriate adjustment, ***shall be equal to ***of the Combination Product multiplied by a fraction, the numerator of which is the reasonable fair market value of the Development Compound and the denominator of which is the reasonable fair market value of all pharmaceutically active agents contained in the Combination Product. In the event the fair market value of the Development Compound or the other pharmaceutically active agents contained in the Combination Product cannot be determined, then the manufacturing cost of the respective Development Compound and active agents shall be used in such calculation.

2.3.4. Loss of Exclusivity and Third Party Patents. If a Product being sold in a given country fails to achieve or maintain Exclusivity in that country, then the royalties payable by Roche to Aurora for sales of Product in that country shall be reduced by ***until such a time that Exclusivity is restored and in addition, if Roche makes payments to a Third Party for Patent Rights that cover the Product in order to sell Product, then Roche may reduce the amount payable to Aurora by the amount of any such payments***; provided, however such reductions shall not total more ***under Section 2.3.2




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2.4       Supply of Aurora Reporters.

If Roche has made payments in accordance with Section 2.2.3, then at Roche's written request, Aurora will use reasonable efforts to supply within ***after receipt of such request, Materials pertaining to the Aurora Reporters as Roche may require solely for the development and use also after the Collaborative Term of Collaborative Screens by Roche or its Affiliates for Roche Targets and the use of Collaborative Screens developed by ***as provided for in Section 2.1.2. Roche will be charged for all supplies so delivered on the terms listed in Exhibit Ewhich are based on Aurora's Manufacturing Cost plus ***. Roche will pay for all Materials so ordered within ***after delivery to Roche ***.

2.5.      Development of Products.

Roche will be responsible for all pre-clinical and clinical development, including all regulatory filings, of Hits, Derivatives and Development Compounds arising out of this Agreement at no expense to Aurora. Roche shall use reasonable efforts, consistent with commercial business practices, to conduct the activities associated with the development of any Development Compound, all regulatory activities relating to the manufacture, use or sale of any Development Compound or Product, and the commercialization and marketing of any Product in any country. All regulatory filings made or filed by Roche for any Development Compound or Product shall be owned solely by Roche. At Roche's request and expense, Aurora shall cooperate to the extent reasonably necessary to permit Roche to perform the foregoing activities.





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2.6       ***.


















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3.        INTELLECTUAL PROPERTY RIGHTS

3.1       Grant of Rights from Aurora to Roche.

3.1.1.    License to Collaborative Screens developed by Aurora.

Aurora, upon payment under Sections 2.2.3, grants to Roche ***.


3.1.2. ***. Aurora, upon payment under Section 2.2.3 and CSP Steering Committee approval of a CSP Work Plan for a Collaborative Screen to be developed by Roche, grants to Roche and its Affiliates, ***.















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3.1.3     Except as expressly licensed in Section 3.1.1 and 3.1.2 Roche covenants not to use the Aurora Patent Rights, Aurora Reporters, and Aurora Technology.


3.2.      ***.


3.3.      Ownership of Intellectual Property and Property

3.3.1. Transfer of Rights. Except as otherwise expressly provided in this Agreement, nothing in this Agreement is intended to convey or transfer ownership by one party to the other of any rights, title or interest in any Confidential Information, Technology, copyrights or Patent Rights owned or Controlled by a party. Except as expressly provided for in this Agreement, nothing in this Agreement shall be construed as a license or sublicense by one party to the other of any rights in any Technology, copyrights, or Patent Rights owned or Controlled by a party. All rights not expressly licensed or assigned by Aurora are retained by Aurora. All rights not expressly licensed or assigned by Roche are retained by Roche.







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3.3.2.    Roche Inventions.  Roche shall own all Inventions and other
Technology made solely by its employees and agents, and all patent applications and patents claiming such Inventions and other Technology. If Roche has a license pursuant to Sections 3.1.1 or 3.1.2, Aurora shall own such Inventions and other Technology that consists of improvements relating to an Aurora Reporter and Roche will assign the same to Aurora.

3.3.3 Aurora Inventions. Aurora shall own all Inventions and other Technology made solely by its employees and agents, and all patent applications and patents claiming such Inventions and other Technology, except those Inventions and other Technology relating to Roche's Compounds (including Hits, Derivatives, Development Compounds, and Products) and uses thereof conceived by Aurora during the Collaboration Term in the performance of this Agreement.

3.3.4. Joint Inventions. During the period from the Effective Date to the end of the Collaboration Term, all Inventions and other Technology conceived jointly by employees or agents of Roche and employees or agents of Aurora shall be owned by Aurora and Roche; provided, however, that if a) Roche has a license pursuant to Sections 3.1.1 or 3.1.2, Aurora will solely own such Inventions and other Technology that consists of improvements relating to an Aurora Reporter and Roche will assign the same to Aurora and b) Roche will solely own all Inventions and other Technology relating to Roche's Compounds (including Hits, Derivatives, Development Compounds, and Products) and therapeutic uses thereof conceived by Aurora during the Collaboration Term in the performance of this Agreement and Aurora ***.






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3.3.5     Roche shall own all Inventions and other Technology relating to
Roche's Compounds (including Hits, Derivatives, Development Compounds, and Products), including uses thereof conceived by Aurora during the Collaboration Term in the performance of this Agreement. Any such Inventions or Technology shall be assigned by Aurora to Roche.

3.3.6 Other Inventions. Any Inventions not included in Section 3.3.4 (a) or 3.3.4 (b) above shall be owned by their inventors.

3.3.7. Inventorship and Assignment. Inventorship of patentable inventions shall be determined by the applicable patent law. Roche and Aurora agree to execute all documentation necessary to perfect all assignments of Technology and Patent Rights.

4.        PAYMENTS OF ROYALTIES, ACCOUNTING FOR ROYALTIES AND RECORDS.

4.1.      Payment and Reporting.

The royalties due under Section 2 and as follows in this Section 4, shall be calculated semi-annually as of June 30and December 31, each being the end date of an Accounting Period, and shall be paid within ***after the end of each Accounting Period in which such royalties are earned during the Royalty Term for each Product. With each such semi-annual payment, Roche shall furnish Aurora a royalty statement setting forth on a country-by-country





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basis the relevant sales information, including at least the following information:

          (a) Total Adjusted Gross Sales for each Product subject to royalty sold by Roche and its Affiliates, and

          (b)       Total royalty payable to Aurora.

4.2.      Currency of Payment.

All payments to be made under this Agreement, including the royalties payable to Aurora by Roche, shall be paid in U.S. dollars by wire transfer or other mutually acceptable means to a bank account designated by Aurora. Whenever for the purpose of calculating royalties conversion from any foreign currency shall be required, such conversion shall be made as follows: (i) for Roche and its Affiliates when calculating the Adjusted Gross Sales, the amount of such sales in foreign currencies shall be converted into Swiss Francs as computed using Roche's Swiss Francs Sales Statistics for the countries concerned, using the average monthly rate of exchange at the time for such currencies as retrieved from the Reuters System; and (ii) for a Licensee or Licensor when calculating the Adjusted Gross Sales, the amount of such sales shall be reported by the Licensee or Licensor to Roche within ***from the end of an Accounting Period, after having converted each applicable monthly sales in foreign currency into the Swiss Franc using the average rate of exchange published in the Wall Street Journal or some other source agreed upon in writing by Roche and such Licensee or Licensor and approved by Aurora, which approval shall not be unreasonably witheld, for any particular country for each respective month of the applicable Accounting Period. For both 4.2 (I) and 4.2 (ii), when calculating the royalties on ***, such conversion shall be at the average rate of the Swiss Franc to the United States currency as retrieved from the Reuters System for the applicable Accounting Period.




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4.3.      Taxes Withheld.

All amounts owed under this Agreement shall be paid net of all applicable taces, fees, and other charges excluding only taxes on a party's income. Any income or other tax that Roche or any of its Affiliates, Licensees or Licensors is required by a government agency to withhold and pay on behalf of Aurora with respect to the royalties payable under this Agreement shall be deducted from and offset against said royalties prior to remittance to Aurora; provided, however, that in regard to any tax so deducted, Roche shall give or cause to be given to Aurora such assistance as may reasonably be necessary to enable Aurora to claim exemption therefrom or credit therefor, and in each case shall furnish Aurora proper evidence of the taxes paid on Aurora's behalf.

4.4.      Records.

4.4.1. ***and Royalty Calculations. Roche shall keep, and shall require its Affiliates to keep, full, true and accurate books of account containing all particulars that may be necessary for the purpose of calculating all
royalties payable to Aurora.   Such books of accounts shall be kept at their
principal place of business.

At Aurora's expense, Aurora or its authorized independent public accountant has the right to engage Roche's independent public accountant to perform, on behalf of Aurora or its independent public accountant, an audit, conducted in accordance with generally accepted auditing standards in the United States of America, of such books and records of Roche that are deemed necessary by Roche's independent public accountants to report on Net Sales of the Product for the period or periods requested by Aurora.





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Such audit shall not be performed more frequently than once per calendar year nor more frequently than once with respect to records covering any specific period of time, upon at least ***prior written notice, and shall be conducted during regular business hours in such a manner as to not unnecessarily interfere with Roche's normal business activities.

All information, data, documents and abstracts herein referred to shall be used only for the purpose of verifying royalty statements or compliance with this Agreement, shall be treated as Roche Confidential Information subject to the obligations of this Agreement and need neither be retained more than ***after completion of an audit hereof, if an audit has been requested; nor more than ***from the end of the calendar year to which each shall pertain; nor more ***the date of termination of this Agreement.

The failure of Aurora to request verification of any royalty calculation during the period when records have to be retained shall be considered acceptance of the accuracy of such reporting.

In the event that such audit shall indicate that in any calendar year the royalties which should have been paid by Roche are at least ***greater than those which were actually paid by Roche, then Roche shall promptly pay the underpaid amount to Aurora and shall also reimburse Aurora for the reasonable cost of such audit.





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In the event that such audit shall indicate that in any calendar year the royalties which were actually paid by Roche are greater than those which should have been paid, then Aurora shall promptly reimburse Roche with such overpaid amount.

4.4.2.    Tracking Records for Collaborative Screens.

4.4.2.1. The compounds, screens and targets tested using a Collaborative Screen will be recorded and stored by Roche using its customary means and in a computer searchable database on a storage device. The information stored will include the target, screen type, the concentration, structure, Roche number or alternative originator index number and activity of the compound tested, and date of testing. Such records and records of any Hits, Derivativers, Development Compound, or any compound subject to additional screening, in vivo testing, computer modeling, medicinal chamistry or an IND application or foreign equivalent to date will able be stored by Roche in a computer searchable file or data base that may be separate from other Roche data not related to Collaborative Screens, collectively referred to as the tracking file (the "Tracking File"). Upon written request by Aurora, Roche will create an annual written report of the Tracking File and provide such report to Aurora within ***of such written request; provided, however, such report will only refer to such chemicals by the associated Roche number or alternative originator index number. Aurora may also request and Roche will create a similar annual report which shall refer to chemicals by structure and Roche number or alternative originator index number; provided however, such report is to be accesible only by an independent consultant appointed by Aurora and agreed to by Roche, and subject to a confidential relationship with Roche, to inspect the Tracking File for the sole purpose of



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determining the attainment of a pre-market royalty or royalty under Section
2.3.1 and 2.3.2, respectively. The Tracking File shall be securely retained for no less than ***from the last use of a Collaborative Screen. In additional to the annual report when a Hit or Derivative is selected to become a Development Compound, Roche will disclose the existence of this compound to Aurora under an obligation of non-disclosure to Third Parties within ***.

4.4.2.2. Upon reasonable request by Aurora and at a minimum once per year, Roche will provide Aurora with a summary of the status of Development Compounds and Products that may be used to calculate royalties or Pre-market Royalties.


4.5.      Trade Secret Pre-market Royalties and Royalty.

The parties acknowledge that the principal value contributed by Aurora under this Agreement is the enhanced probability of identifying leads for Products, such as human pharmaceutical products (or other products having commercial value), and the potential to generate multiple leads, either or both of which the parties reasonably believe will lessen the time required to bring pharmaceutical products to market and increase the efficiency of drug discovery and development processes and technologies. Additionally, the parties acknowledge that Aurora may not own or Control patent applications or patents covering the manufacture, sale, use or importation of a particular Development Compound or Product. Roche acknowledges and agrees that the value it receives hereunder is in the access and use of a Collaborative Screen or Aurora Technology. Accordingly, Roche agrees to pay those Pre-market Royalties, royalties and other amounts during the Royalty Term as provided for in this Agreement.




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5. INTELLECTUAL PROPERTY ENFORCEMENT AND DEFENSE OF CLAIMS


5.1.      Intellectual Property Enforcement.

Roche and Aurora shall have the right, but not the obligation, to bring proceedings against any Third Party for the inappropriate use, including patent infringement, of Technology or Patent Rights solely owned or Controlled by it, and at its own risk and expense. If one party brings such action such party shall be entitled to control such action, hire and retain counsel, make decisions, settle on any terms, and retain any and all awards or damages obtained in any such proceeding. At the request and expense of either party, the other party shall give the requesting party all reasonable assistance required to file and conduct any such proceeding.

5.2. Defense of Infringement Claims for Roche Hits, Derivatives, Development Compounds and Products.

Aurora will cooperate with Roche, at Roche's expense, in the defense of any suit, action or proceeding against Roche and Roche's Affiliates alleging the infringement of the intellectual property rights of a Third Party by reason of the manufacture, use or sale of a Hit, Derivative, Compound, Development Compound, Product or a derivative of any Roche chemical screened by a Collaborative Screen. Each party shall give the other party prompt written notice of the commencement of any such suit, action, proceeding or claim of infringement. Aurora shall give Roche full and sole authority, information and assistance necessary to defend, hire counsel, make decisions or settle on any terms any such suit, action or proceeding and Aurora shall execute all documents, provide pertinent records, and take all other actions, including requiring persons



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

within its control to give testimony, which may be reasonably required in connection with the defense or settlement of such litigation.

5.3. Defense of Infringement Claims for Aurora Technology and Aurora Patent Rights.

Roche will cooperate with Aurora, at Aurora's expense, in the defense of any suit, action or proceeding against Aurora alleging the infringement of the intellectual property rights of a Third Party by reason of Aurora's or Roche's use of any Aurora Patent Rights and Aurora Technology licensed to Roche under this Agreement. The parties shall notify each other promptly in writing of the commencement of any such suit, action, proceeding or claim of infringement. Roche shall give to Aurora full and sole authority, information and assistance necessary to defend, hire counsel, make decisions or settle on any terms any such suit, action or proceeding and Roche shall execute all documents, provide pertinent records, and take all other actions, including requiring persons within its control to give testimony, which may be reasonably required in connection with the defense or settlement of such litigation.

6.        TREATMENT OF CONFIDENTIAL INFORMATION; PUBLICITY

6.1.      Confidentiality.

6.1.1. Subject to the terms and conditions of this Agreement, Roche and Aurora each agree that, during the term of this Agreement and for ***thereafter, it will not disclose to any Third Party, and will cause its Affiliates to not disclose to any Third Party, all Confidential Information that is disclosed to it or to any of its Affiliates by the other party in connection with the performance of this Agreement. Neither Roche nor Aurora nor any of their respective Affiliates shall use the other party's Confidential Information except as expressly permitted in this Agreement.




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6.1.2.    Roche and Aurora each agree that any disclosure of the other's
Confidential Information to any officer, employee, contractor, consultant, sublicensee or agent of the other party or of any of its Affiliates shall be made only if and to the extent necessary to carry out its responsibilities under this Agreement and to exercise the rights granted to it hereunder, shall be limited to the extent consistent with such responsibilities and rights, and shall be provided only to such persons or entities who are bound to maintain same in confidence in a like manner as the party receiving same hereunder is so required. Each party shall use reasonable efforts to take such action, and to cause its Affiliates to take such action, to preserve the confidentiality of each other's Confidential Information, which shall be the same efforts as it would customarily take to preserve the confidentiality of its own Confidential Information.

          Either party may be required to disclose some Confidential Information in a patent application filed related to Compounds or uses thereof or other Technology. The disclosing party shall limit this type of information to the minimum necessary and the disclosing party shall inform the non-disclosing party of exactly what Confidential Information will be disclosed in the patent application at least two weeks before such application is filed.

          Each party, upon the other's request, will return all the Confidential Information received from the other party pursuant to this Agreement, including all copies and extracts of documents, within ***of the request of the other party following any termination of this Agreement, except for one (1) copy which may be kept for the purpose of ascertaining and complying with continuing confidentiality obligations under this Agreement.



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A party may also disclose Confidential Information of the other where required to do so by law or legal process, provided that, in such event, the party required to so disclose shall give maximum practical advance written notice of same to the other party and will cooperate with the other party's efforts to seek, at the request and expense of the other party, all confidential treatment and protection for such disclosure as is permitted by applicable law.

The parties agree that the material financial terms of this Agreement will be
considered Confidential Information of both parties.   Notwithstanding the
foregoing, either party may disclose such terms in legal proceedings or as are required to be disclosed in its financial statements, by law, or under strictures of confidentiality to bona fide potential sublicensees. Either party shall have the further right to disclose the material financial terms of this Agreement under strictures of confidentiality to any potential acquirer, merger partner, bank, venture capital firm, or other financial institution to obtain financing.

The parties agree that information developed pursuant to the development and use of a Collaborative Screen will be considered Confidential Information of both parties and shall be subject to the confidentiality requirements of this
Section 6.1. Notwithstanding the foregoing, either party may disclose and use information developed pursuant to the development and use of a Collaborative Screen that is not specific to a target selected by Roche for screen development and screening under strictures of confidentiality to bona fide sublicensees; provided, however such party must receive written approval from the other party for such disclosure and such approval will not be unreasonably withheld.




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6.2.      Publication of Results.

Subject to Section 6.1 hereof, results and data obtained by either party in the course of a Collaborative Screen Program through use of an Aurora Reporter may be submitted for publication by Roche in accordance with Roche's customary practices, provided, however, that Roche shall credit Aurora in such publication as the developer and/or provider of the technology that produced, in part, the published results or data. Roche shall send a copy of the proposed publication and shall allow Aurora ***from the date of receipt to determine whether such publication contains subject matter for which patent protection should be sought prior to disclosure, or otherwise contains Aurora Confidential Information.

6.3.      Publicity.

Except as required by law and as provided in this Section 6, neither party may make any public announcement or otherwise disclose the terms of this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld.

7.        PATENT PROSECUTION

The control and expense of the filing, prosecution (including an opposition or interference) and maintenance of patents and patent applications claiming Inventions will be the sole responsibility of the party filing the patent application and the party not filing the patent application will cooperate in such filing, prosecution and maintenance of the validity of such patent position. Roche and Aurora will cooperate in the filing, prosecution and maintenance of jointly owned



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patents and patent applications claiming inventions conceived or made pursuant to activities under Section 2.

8.        WARRANTIES AND INDEMNIFICATION

8.1.      Mutual Representations and Warranties.

The parties make the following representations and warranties to each other:


8.1.1. Corporate Power. Each party hereby represents and warrants that such party (a) is duly organized and validly existing under the laws of the state of its incorporation and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof; (b) has the requisite power and authority and the legal right to own and operate its property and assets, to lease the property and assets it operates under lease, and to carry on its business as it is now being conducted; and (c) is in compliance with all requirements of applicable law, except to the extent that any noncompliance would not have a material adverse effect on the properties, business, financial or other condition of it and would not materially adversely affect its ability to perform its obligations under the Agreement.


8.1.2. Due Authorization. Each party hereby represents and warrants that such party (a) has the requisite power and authority and the legal right to enter into the Agreement and to perform its obligations hereunder; and (b) has taken all necessary action on its part to authorize the execution and delivery of the Agreement and to authorize the performance of its obligations hereunder and the grant of rights extended by it hereunder.



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8.1.3.    Binding Agreement.  Each party hereby represents and warrants to the other that: (a) this Agreement has been duly executed and delivered on its behalf and is a legal and valid obligation binding upon it and is enforceable in accordance with its terms; (b) the execution, delivery and performance of this Agreement by such party does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having authority over it; and (c) all necessary consents, approvals and authorizations of all governmental authorities and other persons required to be obtained by it in connection with the Agreement have been obtained.

8.2.      Warranties and Aurora Technology.

Aurora represents and warrants to Roche as of the Effective Date the following:

8.2.1.    ***.

8.2.2. EXCEPT AS SET FORTH IN SECTION 8.2.1 ABOVE, AURORA (INCLUDING ITS OFFICERS, EMPLOYEES AND AGENTS) EXPRESSLY DISCLAIMS ANY REPRESENTATIONS AND WARRANTIES, WHETHER EXPRESS OR IMPLIED, RELATING TO AURORA PATENT RIGHTS, AURORA COPYRIGHTS AND AURORA TECHNOLOGY. AURORA FURTHER DISCLAIMS I) ANY EXPRESS OR IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF AURORA TECHNOLOGY AND AURORA PATENT RIGHTS, II) ANY EXPRESS OR IMPLIED WARRANTY THAT THE PRACTICE OF AURORA COPYRIGHTS, AURORA



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TECHNOLOGY OR AURORA PATENT RIGHTS WILL NOT INFRINGE A PATENT, COPYRIGHT,
TRADEMARK OR OTHER RIGHT OF A THIRD PARTY, AND III) ANY EXPRESS OR IMPLIED WARRANTY REGARDING THE PATENTABILITY OF ANY AURORA TECHNOLOGY, INCLUDING AURORA TECHNOLOGY CLAIMED IN PATENT APPLICATIONS AS PART OF AURORA PATENT RIGHTS.

8.3.      ***.












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

8.4.      Warranties and Roche Technology.

Roche warrants to Aurora as of the Effective Date the following:


8.4.1.    ***.


8.4.2. EXCEPT AS SET FORTH IN SECTION 8.4.1 ABOVE, ROCHE (INCLUDING ITS OFFICERS, EMPLOYEES AND AGENTS) EXPRESSLY DISCLAIM ANY REPRESENTATIONS AND WARRANTIES, WHETHER EXPRESS OR IMPLIED, RELATING TO ROCHE PATENT RIGHTS, ROCHE COPYRIGHTS AND ROCHE TECHNOLOGY. ROCHE FURTHER DISCLAIMS: I) ANY EXPRESS OR IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF ROCHE TECHNOLOGY OR ROCHE PATENT RIGHTS; II) PRACTICE OF ROCHE COPYRIGHTS, ROCHE TECHNOLOGY OR ROCHE PATENT RIGHTS WILL NOT INFRINGE A PATENT, COPYRIGHT, TRADEMARK OR OTHER RIGHT OF A THIRD PARTY; AND III) THE PATENTABILITY OF ANY ROCHE TECHNOLOGY, INCLUDING ROCHE TECHNOLOGY CLAIMED IN PATENT APPLICATIONS AS PART OF ROCHE PATENT RIGHTS.

8.5.      ***.





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9.        TERM, PARTIAL PERFORMANCE AND TERMINATION

9.1.      Term.

The term of this Agreement will begin on the Effective Date and shall continue for the later of (i) ***or (ii) until there is no longer a royalty obligation owed or payable by Roche to Aurora unless terminated earlier in accordance with the provisions of Sections 9.2-9.4 hereof; .

9.2.      Termination By Mutual Agreement.

The parties may at any time terminate this Agreement, in whole or in part, by written agreement executed by both Aurora and Roche. In such event, the document effecting such termination shall specify the continuation or termination of any license rights granted hereunder, as well as any other terms agreed to by both parties.

9.3       Termination by Roche for No Cause.

Roche may terminate this Agreement at any time and for any reason. If Roche terminates this Agreement other than by expiration of the term under Section 9.1, mutual agreement under Section 9.2, or for cause under Section 9.4, then all licenses granted will terminate, and Collaborative Screens will be destroyed or returned, at Aurora's sole discretion to Aurora within ***, and Aurora shall be entitled to retain any moneys paid and retain the rights to receive Pre-market Royalties and royalties accrued by Aurora under this Agreement. In addition, all Materials will be destroyed or returned, at the providing party's sole discretion, to the providing party within ***of such termination.




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9.4.      Termination for Cause.

Either party shall have the right to terminate this Agreement at any time for a material breach of this Agreement by the other party, provided that the non-breaching party shall have given the breaching party ***written notice of the breach and intention to terminate this Agreement in the absence of a cure within ***of receipt of such notice by the beaching party. Upon termination of this Agreement for cause, all licenses and sublicenses granted in accordance with this Agreement shall continue and rights shall also continue to accrue to Aurora and Roche; unless decided otherwise by arbitration pursuant to Section 10.13. Such arbitration will also determine how all Materials and Collaborative Screens will be destroyed, returned or otherwise treated. The non-breaching party, upon termination of this Agreement may seek actual or general damages and remedies available to it at law or in equity. NO PUNITIVE OR CONSEQUENTIAL DAMAGES MAY BE SOUGHT BY EITHER PARTY.

9.5       Effect of Expiration or Termination.

The obligations and rights of the parties under Sections 2.3, 2.5, 3.3, 4, 6, 9 and 10, thereof, as well as any provisions, which, by their intent or meaning are intended to so survive, shall survive termination or expiration of this Agreement. Except as otherwise expressly provided in this Agreement, the rights and obligations of the parties under Section 2 hereof shall terminate and be of no further force or effect whatsoever upon any termination of this Agreement. Upon expiration or other termination of the Agreement all licenses granted will terminate and upon written request all Materials and Collaborative Screens will be destroyed or returned, at the sole discretion of the requesting party, to the party providing screens within ***except as provided under Section 9.2, 9.3 and 9.4.





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10.       MISCELLANEOUS

10.1.     Assignment.

Either party may assign its rights or obligations under this Agreement in connection with the sale of all or substantially all of its assets, or may otherwise assign its rights or obligations under this Agreement with the prior written consent of the other party. This Agreement shall survive any merger or consolidation of either party with or into another party and no consent for any such merger, consolidation or similar reorganization shall be required hereunder. In the event of such merger, consolidation or similar reorganization or in the event of a sale of all assets, no intellectual property rights of the acquiring or acquired company shall be included in the technology licensed hereunder. Roche may assign this Agreement to an Affiliate upon written notice to Aurora.

10.2.     Binding Effect.

This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties. Any assignment not in accordance with this Agreement shall be void.

10.3.     Force Majeure.

Neither party shall lose any rights hereunder or be liable to the other party for damages or losses on account of failure of performance by the defaulting party if the failure is occasioned by war, fire, explosion, flood, earthquake, strike, lockout, embargo, act of God, or any other similar cause beyond the control of the defaulting party, provided that the party claiming force majeure has exerted all reasonable efforts to avoid or remedy such force majeure and thereafter takes all




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reasonable steps to mitigate any such delay in performance hereunder and any damages that may be incurred by the other party thereby.

10.4.     Notices.

Any notices or communications provided for in this Agreement to be made by either of the parties to the other shall be in writing, in English, and shall be made by prepaid air mail or overnight carrier with return receipt addressed to the other at its address set forth below. Any such notice or communication may also be given by hand, or facsimile to the appropriate designation. Notices shall be sent:

If to Roche, to:    F.Hoffman-La Roche Ltd
                    Grenzacherstrasse 124
                    CH - 4070 Basel
                    Switzerland
                    Attn.  Corporate Law




and,                Hoffmann-La Roche Inc.
                    340 Kingsland Street
                    Nutley, New Jersey 07110
                    Attn:     Corporate Secretary





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If to Aurora, to:   Aurora Biosciences Corporation
                    11010 Torreyana Road
                    San Diego, CA 92121
Attention:          Paul Grayson
                    Senior Vice President
                    Corporate Development



provided that if such notice or communication relates to an amendment to this Agreement or to any notice pursuant to Section 9 hereof, a copy shall also be sent to:


Attention:          John D. Mendlein, Ph.D., J.D.
                    Vice President
                    Intellectual Property & General Counsel


Either party may by like notice specify or change an address to which notices and communications shall thereafter be sent. Notices sent by mail, facsimile or cable shall be effective upon receipt and notices given by hand shall be effective when delivered.

10.5.     Waiver.

Except as specifically provided for herein, the waiver from time to time by either of the parties of any of their rights or their failure to exercise any remedy shall not operate or be construed as a



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continuing waiver of same or any of the other of such party's rights or remedies provided in this Agreement.

10.6.     Severability.

If any term, covenant or condition of this Agreement or the application thereof to any party or circumstance shall, to any extent, be held to be invalid or unenforceable, then the remainder of this Agreement, or the application of such term, covenant or condition to parties or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Agreement shall be valid and be enforced to the fullest extent permitted by law; and the parties hereto covenant and agree to renegotiate any such term, covenant or application thereof in good faith in order to provide a reasonably acceptable alternative to the term, covenant or condition of this Agreement or the application thereof that is invalid or unenforceable, it being the intent of the parties that the basic purposes of this Agreement are to be effectuated.

10.7.     Independent Contractors.

It is expressly agreed that Aurora and Roche shall be independent contractors and that the relationship between the two parties shall not constitute a partnership or agency of any kind. Neither Aurora nor Roche shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other, without the prior written authorization of the other party to do so.

10.8.     Counterparts.




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This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

10.9.     Entire Agreement.

This Agreement between the parties of even date herewith sets forth all of the covenants, promises, agreements, warranties, representations, conditions and understandings between the parties hereto, and supersedes and terminates all prior agreements and understanding between the parties, with respect to the subject matter hereof. There are no covenants, promises, agreements, warranties, representations conditions or understandings, either oral or written, between the parties other than as set forth herein and therein. No subsequent alteration, amendment, change or addition to this Agreement shall be binding upon the parties hereto unless reduced to writing and signed by the respective authorized officers of the parties. This Agreement shall not be strictly construed against either party hereto. Any conflict between the terms set forth in the text of this Agreement and the terms of any Exhibit hereto shall be resolved in favor of the text of this Agreement.








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10.10.    No Third Party Beneficiaries.

No third party, including any employee of any party to this Agreement, shall have or acquire any rights by reason of this Agreement. Nothing contained in this Agreement shall be deemed to constitute the parties partners with each other or any third party.

10.12.    Dispute Resolution.

The parties recognize that disputes as to certain matters may from time to time arise during the term of this Agreement which relate to either party's rights and/or obligations hereunder. It is the objective of the parties to establish procedures to facilitate the resolution of disputes arising under this Agreement in an expedient manner by mutual cooperation and without resort to arbitration. The parties agree that prior to any arbitration concerning this Agreement, a member of Roche's senior management and Aurora's president will meet in person or by video-conferencing in a good faith effort to resolve any disputes concerning this Agreement. Within ***of a formal request by either party to the other, any party may, by written notice to the other, have such dispute referred to their respective officers designated or their successors, for attempted resolution by good faith negotiations, such good faith negotiations to begin within ***after such notice is received.
Any dispute arising out of or relating to this Agreement which is not resolved between the parties or the designated officers of the parties pursuant to this Section 10.12 shall be resolved by final and binding arbitration conducted in San Diego, California (unless the parties mutually agree to another location) under the then current Licensing Agreement Arbitration Rules of the American Arbitration Association ("AAA"). The arbitration shall be conducted by three (3) arbitrators who are knowledgeable in the subject matter which is at issue in the dispute. One arbitrator is selected by Roche and one arbitrator is selected Aurora



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and the third arbitrator is appointed by the AAA.  In conducting the arbitration, the arbitrators shall determine what discovery will be permitted, consistent with the goal of limiting the cost and time which the parties must expend for discovery (and provided that the arbitrators shall permit such discovery they deem necessary to permit an equitable resolution of the dispute), ensure that the total time of the arbitration from filing to a final decision or executed settlement agreement is ***, and be able to decree any and all relief of an equitable nature, including but not limited to such relief as a temporary restraining order, a preliminary injunction, a permanent injunction, specific performance or repletion of property. The arbitrators shall also be able to award actual or general damages but shall not award any other form of damage (e.g., consequential, punitive or exemplary damages). The parties shall share equally the arbitrator's fees and expenses pending the resolutin of the arbitration unless the arbitrator, pursuant to its right but not its obligations, requires the non-prevailing party to bear all or any portion of the costs of the prevailing party. The decision of the arbitrator shall be final and may be sued on or enforced by the party in whose favor it runs in any court of competent jurisdiction at the option of such party. Notwithstanding anything to the contrary in this
Section 10.13, either party may seek immediate injunctive or other interim relief from any court of competent jurisdiction with respect to any breach of Sections 3, or 6 hereof, or otherwise to enforce and protect the patent rights, copyrights, trademarks, or other intellectual property rights owned or Controlled by such party. In no event shall a demand for arbitration be made after the date when the institution of a legal or equitable proceeding based on such claim, dispute or other matter in question would be barred by the applicable statute.




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

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.


F.Hoffmann-La Roche Ltd.                Aurora Biosciences Corporation


By:                                     By:___________________________



Name:                                   Name:  Paul A. Grayson


Title:                                  Title:    Senior Vice President

                                        Corporate Development


Date:                                   Date:



Hoffmann-La Roche Inc.


By:

Name:


Title:


Date:





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


LIST OF EXHIBITS

***






















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
EXHIBIT A
***





















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
Exhibit B
***




















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
EXHIBIT C
***























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
EXHIBIT D
***

























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


EXHIBIT E
***



















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